Simon Transportation Receives Approval of "First Day Orders"
          - Motions granted support employees, customers, and other stakeholders
          - Insurance to remain in place


Salt Lake City, Utah, February 26, 2002, -- Simon Transportation Services Inc. (Nasdaq: SIMN), which previously announced that it and its subsidiary, Dick Simon Trucking, Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, announced today that the U.S. Bankruptcy Court for the District of Utah, Central Division approved certain of the Company's first day motions, which are intended to support its employees, customers, and other stakeholders and to affirm the Company's liability insurance coverage.

Simon Transportation's financial and operational stability going forward were enhanced through the granting of the following motions: affirmation of the Company's insurance coverage at least through the next hearing on March 6, 2002; retention of legal and financial professionals to support the Company's reorganization cases; payment of pre-petition employee wages, salaries, business expenses and benefits, including medical, for current employees, during the Company's voluntary restructuring under Chapter 11; and to authorize the existing use of cash management systems and accounts.

Chief Executive Officer, Jon Isaacson, said, "We are pleased with the Court's prompt approval of our 'first day orders.' These first day orders will enable the Company to continue operating and take care of our customers and remaining employees as we commence what we expect will be an orderly and intensive strategic restructuring process."

Simon Transportation is a truckload carrier providing nationwide, predominantly temperature-controlled transportation services for major shippers. The Company's Class A Common Stock trades on the Nasdaq National Market under the symbol "SIMN".

                       For additional information contact:
               Mark E. Wilkey, Vice President and General Counsel
                                 (801) 924-7000

Except for the historical information contained herein, this press release, statements by the Company in reports to its stockholders and public filings, and oral public statements by Company representatives, contain forward-looking statements that involve risk, assumptions, and uncertainties that are difficult to predict. Words such as "anticipate," "believe," "estimate," "project," "may," "could," "expects," "likely," variations of these words, and similar expressions, are intended to identify such forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. The Company's actual results could differ materially from those discussed herein. Without limitation, factors relating to the bankruptcy that could cause or contribute to such differences include the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; court approval of the Company's other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the ability of the Company to find and negotiate acceptable arrangements with any bidder for its assets; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; and the ability of the Company to attract and retain customers. Additional factors that could affect the Company generally include economic recessions or downturns in customers' business cycles; excessive increases in capacity within truckload markets; surplus inventories; decreased demand for transportation services offered by the Company; increases or rapid fluctuations in inflation, interest rates, fuel prices and fuel hedging; the availability and costs of attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; seasonal factors such as harsh weather conditions that increase operating costs; the resale value of used equipment and the Company's ability to purchase new equipment in order that trade-in arrangements with equipment manufacturers are honored; the Company's ability to access adequate sources of capital, and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.